Exhibit 99.1

TURTLE BEACH REPORTS SECOND QUARTER 2019 RESULTS

San Diego, CA – August 8, 2019 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming  accessory brand, reported financial results for the second quarter ended June 30, 2019.

Second Quarter Summary vs. Year-Ago Quarter (where applicable):

●	Net revenue was $41.3 million ($42.0 million in constant currency) versus $60.8 million;
●	Net loss of $2.4 million, or $(0.16) per share, compared to a net loss of $2.3 million, or $(0.17) per share;
●	Adjusted EBITDA was $1.6 million compared to $9.8 million; and
●	Repurchased approximately 156,000 shares for $1.5 million, or an average of $9.62 per share, as part of its $15 million share repurchase program, which was announced April 10, 2019.

“Our second quarter marked another period of strong relative consumer demand for our market-leading portfolio of gaming products,” said Juergen Stark, CEO, Turtle Beach Corporation. “As we look at the console market and our position during the first half of 2019, as well as our growing presence in the PC gaming accessories market, things are tracking close to what we laid out in our initial outlook for 2019. This year is shaping up to be the second biggest year ever for console gaming headsets, second only to last year, and is driven by many new gamers remaining in the market and joining the headset upgrade and replacement cycle.

“Turtle Beach continues to lead the console headset market. Our growth in the PC gaming accessories market is going well, with our PC gaming headsets market share increasing significantly.

“Since completing the acquisition at the end of May, our integration of ROCCAT into the Turtle Beach organization is proceeding well. We remain confident that the expertise of our ROCCAT PC team  and the combination of their strong portfolio of PC gaming mice and keyboards, plus their PC gaming headsets and our own Atlas line of PC products, has us well-positioned to continue growing in this $2.9 billion market.”

Second Quarter 2019 Financial Results

Net revenue in the second quarter of 2019 was $41.3 million compared to $60.8 million in the year-ago quarter. While consumer demand remains significantly above historic levels, this decrease was the result of the expected decline in demand from the record levels in the prior year driven by Battle Royale games. On a constant currency basis, revenue in the second quarter of 2019 was

Turtle Beach Reports Second Quarter 2019 Financial Results

$42.0 million.

Gross margin in the second quarter of 2019 was 31.9% compared to 33.3% in the second quarter of 2018. This decrease was primarily due to product mix, a decline in volume-based fixed cost leverage as a result of the decrease in revenue, and increased refurbishing and warehouse costs, partially offset by a decline in freight costs.

Operating expenses in the second quarter of 2019 increased as planned to $15.5 million from $12.0 million in the 2018 period due primarily to $1.6 million of ROCCAT transaction and related integration costs, incremental ROCCAT operating costs, sponsorships and digital marketing spend, and an increase in non-cash stock-based compensation.

Net loss in the second quarter of 2019 was $2.4 million compared to a net loss of $2.3 million in the year-ago quarter, which included an unrealized loss of $8.6 million on a financial instrument obligation. Exclusive of this unrealized loss, the loss was driven by lower gross profit because of the decline in revenue and the increase in operating expenses, partially offset by a decline in interest expense.

Net loss per share in the second quarter of 2019 was $0.16 on 14.6 million weighted average shares outstanding, compared to a net loss per share of $0.17 on 13.4 million weighted average shares outstanding in the year-ago quarter.

Adjusted net loss (as defined below in “Non-GAAP Financial Measures”) in the second quarter of 2019, which excludes transaction and integration costs incurred related to the acquisition of the ROCCAT business, was $0.9 million, or $(0.06) per share, compared to net income of $6.3 million, or $0.40 per share, in the corresponding 2018 period.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) in the second quarter of 2019 was $1.6 million compared to $9.8 million in the year-ago quarter.

Balance Sheet Highlights

At June 30, 2019, the Company had $3.4 million of cash and cash equivalents with $10.8 million of outstanding debt under its revolving line of credit. This compares to $9.1 million of cash and cash equivalents and $32.4 million of outstanding debt at June 30, 2018. The year-over-year debt reduction primarily resulted from the Company’s improved operational performance, partially offset by the cash paid for the acquisition of the ROCCAT business in 2019.

Turtle Beach Reports Second Quarter 2019 Financial Results

2019 Outlook

The Company is maintaining its full year outlook.

	2nd Half '19 Guidance	FY '19 Guidance
Unchanged

Net Revenue	$154M - $162M	$240M - $248M

GAAP EPS	$0.76 - $0.96	$0.70 - $0.90

Adjusted EPS	$0.82 - $1.02	$0.90 - $1.10

Diluted Shares	-	15.7M

Adjusted EBITDA	$21M - $25M	$27M - $31M

With respect to the Company's adjusted EBITDA outlook for the second half and full year 2019, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach Corporation will hold a conference call today, August 8, 2019, at 2:00 p.m. Pacific time (5:00 p.m. Eastern) to discuss its second quarter 2019 results.

CEO Juergen Stark and CFO John Hanson will host the call, followed by a question and answer session.

Conference Call Details:

Date: Thursday, August 8, 2019

Time: 5:00 p.m. ET / 2:00 p.m. PT

Toll-Free Dial-in Number: (877) 303-9855

International Dial-in Number: (408) 337-0154

Conference ID: 5961377

Turtle Beach Reports Second Quarter 2019 Financial Results

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization. If you have any difficulty with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

A replay of the conference call will be available after 8:00 p.m. ET on the same day through August 15, 2019.

Toll-Free Replay Number: (855) 859-2056

International Replay Number: (404) 537-3406

Replay ID: 5961377

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA and adjusted net income, that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted Net Income” is defined as net income excluding integration and transaction costs related to the acquisition of the ROCCAT business and excluding the effect of the mark-to-market requirement of the financial instrument obligation. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain special items that we believe are not representative of core operations (e.g., the integration and transaction costs related to the ROCCAT acquisition and the mark-to-market adjustment for the financial instrument obligation and). These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for the three and six months ended June 30, 2019 and 2018.

Turtle Beach Reports Second Quarter 2019 Financial Results

About Turtle Beach Corporation

Turtle Beach (www.turtlebeach.com) is a leading gaming accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets, keyboards, mice, and more. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. In 2019 Turtle Beach acquired the ROCCAT business, a leading PC accessories brand that combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q,  and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

Turtle Beach Reports Second Quarter 2019 Financial Results

For Investor Information, Contact:	For Media Information, Contact:
Cody Slach or Sean McGowan	MacLean Marshall
Gateway Investor Relations	Sr. Director – Brand & PR/Communications
On Behalf of Turtle Beach	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@gatewayir.com	maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 1.

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,446	$7,078
Accounts receivable, net	18,402	52,797
Inventories	50,420	49,472
Prepaid expenses and other current assets	5,418	4,469
Total Current Assets	77,686	113,816
Property and equipment, net	5,717	5,856
Goodwill	5,940	—
Intangible assets, net	8,324	1,036
Other assets	4,158	1,212
Total Assets	$101,825	$121,920
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$10,803	$37,385
Accounts payable	22,116	17,724
Other current liabilities	19,648	18,488
Total Current Liabilities	52,567	73,597
Deferred income taxes	187	187
Financial instrument obligation	—	7,848
Other liabilities	4,663	2,792
Total Liabilities	57,417	84,424
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 100,000,000 shares authorized; 14,493,544 and 14,268,184 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	14	14
Additional paid-in capital	175,644	169,421
Accumulated deficit	(130,781)	(131,463)
Accumulated other comprehensive loss	(469)	(476)
Total Stockholders’ Equity	44,408	37,496
Total Liabilities and Stockholders’ Equity	$101,825	$121,920

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 2.

	Three Months Ended		Six Months Ended

	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Net revenue	$41,330	$60,805	$86,176	$101,691
Cost of revenue	28,159	40,528	58,218	66,385
Gross profit	13,171	20,277	27,958	35,306
Operating expenses:
Selling and marketing	7,550	6,818	14,431	12,747
Research and development	1,734	1,327	3,190	2,656
General and administrative	6,194	3,863	10,843	7,848
Total operating expenses	15,478	12,008	28,464	23,251
Operating income (loss)	(2,307)	8,269	(506)	12,055
Interest expense	111	1,258	355	3,263
Other non-operating expense (income), net	(70)	9,029	(1,732)	8,784
Income (loss) before income tax	(2,348)	(2,018)	871	8
Income tax expense	25	300	189	364
Net income (loss)	$(2,373)	$(2,318)	$682	$(356)

Net income (loss) per share
Basic	$(0.16)	$(0.17)	$0.05	$(0.03)
Diluted	$(0.16)	$(0.17)	$(0.06)	$(0.03)
Weighted average number of shares:
Basic	14,586	13,401	14,462	12,877
Diluted	14,586	13,401	15,699	12,877

(1) Net income for diluted earnings per share in the 2019 year-to-date period excludes a $1.6 million gain on the financial instrument obligation.

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Six Months Ended
	June 30, 2019	June 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES	38,172	46,341

CASH FLOWS FROM INVESTING ACTIVITIES	(13,674)	(402)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	99,453	81,991
Repayment of revolving credit facilities	(126,036)	(120,458)
Repayment of term loan	-	(2,485)
Proceeds from exercise of stock options and warrants	94	734
Repurchase of common stock	(1,499)	-
Settlement of Series B Preferred Stock	-	(1,390)
Repurchase of common stock in the settlement of restricted stock	(145)	-
Debt financing costs	-	(405)
Net cash used for financing activities	(28,133)	(42,013)
Effect of exchange rate changes on cash and cash equivalents	3	(65)
Net increase (decrease) in cash and cash equivalents	(3,632)	3,861
Cash and cash equivalents - beginning of period	7078	5247
Cash and cash equivalents - end of period	$3,446	$9,108

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net Income (Loss)
GAAP Net Income (Loss)	$(2,373)	$(2,318)	$682	$(356)

Adjustments, net of tax:
Loss (gain) on financial instrument obligation	-	8,619	(1,601)	8,619
Acquisition integration costs	1,477	-	2,214	-
Non-GAAP Earnings	$(896)	$6,301	$1,295	$8,263

Diluted Earnigns Per Share
GAAP- Diluted	$(0.16)	$(0.17)	$(0.06)	$(0.03)

Gain on financial instrument obligation	-	0.57	-	0.59
Acquisition integration costs	0.10	-	0.14	-
Non-GAAP- Diluted	$(0.06)	$0.40	$0.08	$0.56

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5.

	Three Months Ended
	June 30, 2019
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$41,330	$-	$-	$-	$-	$41,330
Cost of revenue	28,159	(427)	-	(93)	-	27,639
Gross Profit	13,171	427	-	93	-	13,691

Operating expenses	15,478	(713)	(159)	(910)	(1,563)	12,133

Operating income (loss)	(2,307)	1,140	159	1,003	1,563	1,558

Interest expense	111
Other non-operating income, net	(70)					(70)

Income (loss) before income tax	(2,348)
Income tax expense	25
Net loss	$(2,373)			Adjusted EBITDA		$1,628

	Six Months Ended
	June 30, 2019
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$86,176	$-	$-	$-	$-	$86,176
Cost of revenue	58,218	(779)	-	32	-	57,471
Gross Profit	27,958	779	-	(32)	-	28,705

Operating expenses	28,464	(1,401)	(221)	(1,557)	(2,343)	22,942

Operating income (loss)	(506)	2,180	221	1,525	2,343	5,763

Interest expense	355
Other non-operating income, net	(1,732)				(1,601)	(131)

Income before income tax	871
Income tax expense	189
Net income	$682			Adjusted EBITDA		$5,894

(1)	Other includes certain business acquisition costs and a gain (loss) on financial instrument obligation.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5. (continued)

	Three Months Ended
	June 30, 2018
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$60,805	$-	$-	$-	$-	$60,805
Cost of revenue	40,528	(110)	-	(313)	-	40,105
Gross Profit	20,277	110	-	313	-	20,700

Operating expenses	12,008	(1,146)	(77)	(286)	-	10,499

Operating income	8,269	1,256	77	599	-	10,201

Interest expense	1,258
Other non-operating income, net	9,029				(8,619)	410

Income (loss) before income tax	(2,018)
Income tax expense	300
Net loss	$(2,318)			Adjusted EBITDA		$9,791

	Six Months Ended
	June 30, 2018
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$101,691	$-	$-	$-	$-	$101,691
Cost of revenue	66,385	(230)	-	(331)	-	65,824
Gross Profit	35,306	230	-	331	-	35,867

Operating expenses	23,251	(1,974)	(156)	(491)	-	20,630

Operating income	12,055	2,204	156	822	-	15,237

Interest expense	3,263
Other non-operating income, net	8,784				(8,619)	165

Income before income tax	8
Income tax expense	364
Net loss	$(356)			Adjusted EBITDA		$15,072

(2)	Other includes a gain (loss) on financial instrument obligation.